Exhibit 10.5

AMENDED AND RESTATED MANAGEMENT STOCKHOLDERS’ AGREEMENT

This AMENDED AND RESTATED MANAGEMENT STOCKHOLDERS’ AGREEMENT (this “Agreement”) is dated as of July 26, 2024, by and among GMR Buyer Corp. (f/k/a Air Medical Buyer Corp.), a Delaware corporation (the “Company”), the Sponsor Group, and the parties identified on the signature pages hereto as Management Stockholders (the “Management Stockholders”) and the Permitted Transferees of such Management Stockholders identified on the signature pages to the supplementary agreements or documents referred to in Sections 14 and 25 hereof (such Management Stockholders and Permitted Transferees, together with the Company and the Sponsor Group, the “Parties”). All capitalized terms not immediately defined are hereinafter defined in Section 1 hereof.

RECITALS:

WHEREAS, pursuant to the Company’s Second Amended and Restated 2015 Stock Incentive Plan (as the same may be amended, supplemented or modified from time to time, including any successor or similar stock incentive plan, the “Plan”), the Company may from time to time grant Awards (as defined in the Plan) to the Management Stockholders;

WHEREAS, in connection with their employment or service with the Service Recipient, certain Management Stockholders have been selected by the Company (i) to be permitted to subscribe for shares of Stock pursuant to the terms of the Plan and/or a subscription agreement; and/or (ii) to receive grants of Options or other Awards pursuant to the terms set forth herein and the terms of the Plan and any award agreement evidencing such Options or other Awards and/or a rollover agreement, as applicable, entered into by and between the Company and the Management Stockholder now or in the future; and

WHEREAS, the Parties wish to enter into certain agreements with respect to the holdings by the Sponsor Group and the Management Stockholders and their respective Permitted Transferees of Stock and Stock Equivalents (each as hereinafter defined).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Parties further acknowledge and agree to the following:

1.              Definitions.

(a)            “Affiliate” means, with respect to any Person, any Person that directly or indirectly controls, is controlled by, or is under common control with such first Person. The term “control” (including, with correlative meaning, the terms “controlled”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise. With respect to the Company, an Affiliate shall also include, to the extent provided by the Board, any Person in which the Company has a significant interest. Notwithstanding the foregoing, (i) the Company, its direct and indirect subsidiaries and its other controlled Affiliates shall not be considered Affiliates of any holder of Stock or any such holder’s Affiliates (other than the Company, its direct and indirect subsidiaries and its other controlled Affiliates) and (ii) none of the members of the Sponsor Group shall be considered Affiliates of any portfolio company in which such members of the Sponsor Group or any of their investment fund Affiliates have made a debt or equity investment (and vice versa).

(b)            “Agreement” has the meaning set forth in the Preamble.

(c)            “Award” has the meaning set forth in the Plan.

(d)            “beneficially own” has the meaning given to such term in Rule 13d-3 promulgated under the Exchange Act.

(e)            “Board” means the board of directors of the Company.

(f)             “Business Day” means a day other than a Saturday, Sunday, federal or New York State holiday or other day on which commercial banks in New York City are authorized or required by law to close.

(g)            “Callable Equity” has the meaning set forth in Section 5(a) hereof.

(h)            “Call Event” has the meaning set forth in Section 5(a) hereof.

(i)             “Call Exercise Date” has the meaning set forth in Section 5(a) hereof.

(j)             “Call Right” has the meaning set forth in Section 5(a) hereof.

(k)            “Call Right Notice” has the meaning set forth in Section 5(a) hereof.

(l)             “Cause” has the meaning set forth in the Plan.

(m)           “Change in Control” means any of the events in the following clause (i) or (ii) which results in the Sponsor Group and Controlled Parties (as defined below) ceasing to hold the ability to elect a majority of the members of the Board (or the board of directors or equivalent governing body of the surviving or parent company after a merger):

(i)             the sale, transfer or other disposition of all or substantially all (i.e., at least 80%) of the assets (in one transaction or a series of related transactions) of the Company to any Person (or group of Persons acting in concert), other than to (x) the Sponsor Group or (y) any employee benefit plan (or trust forming a part thereof) maintained by the Company or any of its subsidiaries or other Person of which a majority of its voting power or other equity securities is beneficially owned, directly or indirectly, by the Company (any entity in clause (y), a “Controlled Party”); or

(ii)            a merger, recapitalization or other sale of Stock (in one transaction or a series of related transactions) of the Company to or with a Person (or group of Persons acting in concert) that results in any Person (or group of Persons acting in concert) (other than (x) the Sponsor Group or (y) any Controlled Party) owning more than 50% of the Stock (or the equity securities of any surviving or parent company after a merger).

(n)            “Commission” means the U.S. Securities and Exchange Commission.

(o)            “Company” has the meaning set forth in the Preamble.

(p)            “Company Group” means, collectively, the Company, any of its direct and indirect subsidiaries and, as may be designated by the Board, any other of its Affiliates.

(q)            “Company Securities” means equity securities (including warrants for the purchase of Stock, determined on an as-exercised basis) of the Company acquired by the Sponsor Group from time to time.

(r)             “Confidential Information” shall mean all non-public information concerning trade secrets, know-how, software, developments, inventions, processes, technology, designs, financial data, strategic business plans and any proprietary or confidential information, documents or materials in any form or media, including any of the foregoing relating to research, operations, finances, current and proposed products and services, vendors, customers, advertising and marketing, and other non-public, proprietary, or confidential information of any member of the Company Group, any member of the Sponsor Group and their respective Affiliates; provided, that any such information shall not be “Confidential Information” to the extent it becomes generally available to the public other than as a result of a disclosure or failure to safeguard in violation of Section 17(a)(iv).

(s)            “Cost” means the purchase price paid to the Company with respect to any Shares by the Management Stockholder to whom such Shares were originally issued, as proportionately adjusted for any stock dividends, splits, reverse splits, combinations, or recapitalizations and less the cumulative amount of any dividends or distributions paid or declared on such Shares (other than any regular periodic cash dividends); provided, that “Cost” may not be less than zero. For the avoidance of doubt, the initial Cost of any Shares acquired (i) by exercise of Options (prior to adjustment, if any, pursuant to the foregoing) shall be the exercise price per Share of such Options and (ii) upon settlement of Restricted Stock Units shall be zero.

(t)             “Custody Agreement and Power of Attorney” has the meaning set forth in Section 4(f) hereof.

(u)            “Customer” means any Person (and its subsidiaries, agents, employees and representatives) about whom the Management Stockholder has acquired material information based on employment with any member of the Company Group and as to whom the Management Stockholder has been informed that any member of the Company Group provides or intends to provide products or services.

(v)            “Disability” has the meaning set forth in the Plan.

(w)           “DOT” means the U.S. Department of Transportation or any other federal department or agency at the time administering the Foreign Ownership Limitations.

(x)            “Drag-Along Notice Date” has the meaning set forth in Section 3(a) hereof.

(y)           “Drag-Along Sale” has the meaning set forth in Section 3(a) hereof.

(z)            “Drag-Along Sale Notice” has the meaning set forth in Section 3(a) hereof.

(aa)          “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute thereto, and the rules and regulations promulgated thereunder.

(bb)         “Exercise Date” has the meaning set forth in Section 5(a) hereof.

(cc)          “Fair Market Value” has the meaning set forth in the Plan.

(dd)         “Foreign Ownership Limitations” shall mean the applicable requirements related to the ownership of United States airlines by U.S. Citizens, which include all ownership and control restrictions under 49 U.S.C. § 40102(a)(15) as amended from time to time, and as interpreted by the DOT.

(ee)          “Immediate Family Member” means, with respect to any Management Stockholder, any Person who is a “family member” of such Management Stockholder, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statement promulgated by the Securities and Exchange Commission.

(ff)           “Initial Public Offering” means the initial Public Offering.

(gg)         “Lapse Date” has the meaning set forth in Section 2(a) hereof.

(hh)         “Management Stockholder” has the meaning set forth in the Preamble.

(ii)            “Management Stockholder Group” means, collectively, a Management Stockholder and any of his or her Permitted Transferees for so long as any of them holds Shares or Stock Equivalents.

(jj)            “Option” has the meaning set forth in the Plan. For the avoidance of doubt, Options shall include Rollover Options.

(kk)          “Parties” has the meaning set forth in the Preamble.

(ll)            “Percentage Interest” means, with respect to any Person, a percentage equal to (i) the number of shares of Stock (including warrants for the purchase of Stock, determined on an as-exercised basis) beneficially owned by such Person, divided by (ii) the total number of shares of Stock (including warrants for the purchase of Stock, determined on an as-exercised basis) owned by all of the equityholders of the Company.

(mm)        “Permitted Transferee” means, with respect to any Management Stockholder, (A) a trust solely for the benefit of such Management Stockholder and his or her Immediate Family Members; or (B) a partnership or limited liability company whose only partners or stockholders are the Management Stockholder and his or her Immediate Family Members.

(nn)         “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

(oo)         “Piggyback Pro-Rata Portion” has the meaning set forth in Section 7(a) hereof.

(pp)         “Piggyback Right” has the meaning set forth in Section 7(a) hereof. (qq) “Plan” has the meaning set forth in the Recitals hereto.

(rr)           “Prime Rate” shall mean the rate from time to time published in the “Money Rates” section of The Wall Street Journal as being the “Prime Rate” (or, if more than one rate is published as the Prime Rate, then the highest of such rates).

(ss)          “Public Offering” means a sale of Stock to the public pursuant to an effective registration statement (other than a registration statement on Form S-4 or S-8 or any similar or successor form) filed under the Securities Act after the date hereof.

(tt)           “Puttable Equity” has the meaning set forth in Section 6(a) hereof.

(uu)         “Put Event” has the meaning set forth in Section 6(a) hereof.

(vv)         “Put Exercise Date” has the meaning set forth in Section 6(a) hereof.

(ww)        “Put Right” has the meaning set forth in Section 6(a) hereof.

(xx)           “Put Right Notice” has the meaning set forth in Section 6(a) hereof.

(yy)          “QPO Date” means the date upon which the Company closes a Qualified Public Offering.

(zz)           “Qualified Public Offering” means the first Public Offering after which (A) at least 35% of the Company’s outstanding Stock is listed on the New York Stock Exchange, Nasdaq or other internationally recognized stock exchange and (B) the aggregate equity valuation of the publicly listed and traded shares of Stock equals at least $100 million (such equity valuation to be calculated based on a per share value equal to the offering price of a share of Stock sold in such offering).

(aaa)        “Register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the automatic effectiveness or the declaration or ordering of effectiveness by the Commission of such registration statement or document.

(bbb)       “Registrable Shares” means the Shares, provided, that such Shares shall cease to be Registrable Shares if and when (i) a registration statement with respect to the disposition of such Shares shall have become effective under the Securities Act and such Shares shall have been disposed of pursuant to such effective registration statement, (ii) such Shares shall have been otherwise Transferred, new certificates (if certificated) not bearing restrictive legends shall have been delivered by the Company in lieu thereof and further disposition thereof shall not require registration or qualification of them under the Securities Act or any state securities or blue sky laws, (iii) such Shares may be sold pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act without any limitation as to volume or manner of sale, or (iv) such Shares shall have ceased to be outstanding.

(ccc)        “Registration Rights Agreement” means the Registration Rights Agreement, dated as of April 28, 2015, entered into by the Company, the Sponsor Group and certain stockholders of the Company, as modified, supplemented or amended from time to time.

(ddd)       “Regulation D” has the meaning set forth in Section 9(b)(iv) hereof.

(eee)        “Regulation S” has the meaning set forth in Section 9(b)(iv) hereof.

(fff)          “Repurchase” has the meaning set forth in Section 8(a).

(ggg)       “Repurchase Notice” has the meaning set forth in Section 8(a).

(hhh)       “Restrictive Covenant Violation” means a Management Stockholder’s breach of any of the provisions of Section 17(a) hereof.

(iii)           “Restricted Stock Unit” has the meaning set forth in the Plan.

(jjj)           “Rollover Equity” means Rollover Options and any Rollover Shares.

(kkk)        “Rollover Options” has the meaning set forth in the Agreement and Plan of Merger, dated as of March 10, 2015, by and among AMGH Holding Corp., a Delaware corporation, and Bain Capital Partners, LLC, a Delaware limited liability company, solely in its capacity as a representative as set forth in the Agreement and Plan of Merger.

(lll)           “Rollover Shares” means Shares issued pursuant to the exercise of Rollover Options.

(mmm)     “Securities Act” means the Securities Act of 1933, as amended, or any successor statute thereto, and the rules and regulations promulgated thereunder.

(nnn)       “Service Recipient” means, with respect to a Management Stockholder, the member of the Company Group by which such Management Stockholder is, or following a Termination was most recently, principally employed or to which such Management Stockholder principally provides, or following a Termination was most recently principally providing, services, as applicable.

(ooo)       “Shares” means, with respect to each Management Stockholder Group, any and all shares of Stock granted to the applicable Management Stockholder of such Management Stockholder Group pursuant to the Plan or issued to such Management Stockholder Group upon vesting or exercise, as applicable, of any Award granted pursuant to the Plan or otherwise acquired by such Management Stockholder Group in any other manner (including shares of Stock which may be issued or Transferred hereafter to such Management Stockholder Group as the consequence of any additional issuance, purchase, transfer, exchange or reclassification, corporate reorganization, or any other form of recapitalization, consolidation, acquisition, share split or share dividend); provided, that the provisions of this Agreement shall not apply to any shares of Stock acquired by such Management Stockholder Group after the Initial Public Offering (except for shares of Stock issued upon the exercise or settlement of Stock Equivalents held by such Management Stockholder Group prior to such Initial Public Offering).

(ppp)       “Sponsor Group” shall mean KKR AMG Co-Invest L.P., a Delaware limited partnership, KKR AMG Aggregator L.P., a Delaware limited partnership, and KKR North America Fund XI (AMG) LLC, a Delaware limited liability company, together with any other investment fund or vehicle affiliated with, formed by or managed by Kohlberg Kravis Roberts & Co. L.P. and/or its Affiliates that at any time holds Stock or Stock Equivalents.

(qqq)       “Sponsor Group Call Exercise Date” has the meaning set forth in Section 5(a) hereof.

(rrr)          “Sponsor Group Call Right Notice” has the meaning set forth in Section 5(a) hereof.

(sss)        “Stock” means the common stock of the Company, par value $0.0001 per share (and any stock or other securities into which such Stock may be converted or for which it may be exchanged).

(ttt)          “Stock Equivalent” means any stock, warrants, rights, calls, options or other securities exchangeable or exercisable for, or convertible into, Stock, including, but not limited to, Common Warrants as well as Options and Restricted Stock Units granted under the Plan.

(uuu)       “Tag-Along Allotment” has the meaning set forth in Section 4(a) hereof.

(vvv)       “Tag-Along Notice” has the meaning set forth in Section 4(c) hereof.

(www)     “Tag-Along Notice Date” has the meaning set forth in Section 4(b) hereof.

(xxx)         “Tag-Along Sale” has the meaning set forth in Section 4(a) hereof.

(yyy)       “Tag-Along Sale Date” has the meaning set forth in Section 4(b) hereof.

(zzz)         “Tag-Along Sale Notice” has the meaning set forth in Section 4(b) hereof.

(aaaa)      “Tag-Along Stockholder” or “Tag-Along Stockholders” has the meaning set forth in Section 4(a) hereof.

(bbbb)     “Termination” means, with respect to a Management Stockholder Group, the Termination of the applicable Management Stockholder’s employment or services, as applicable, with the Service Recipient.

(cccc)      “Third Party” means any Person other than the Company, the Sponsor Group and their respective Affiliates.

(dddd)     “Transfer” or “transfer” means a transfer, sale, assignment, pledge, incurrence or assumption of any encumbrance, hypothecation or other disposition, whether directly or indirectly, and whether pursuant to the creation of a derivative security, the transfer or grant of any beneficial ownership, the grant of an option or other right, the imposition of a restriction on disposition or voting by operation of law or otherwise. When used as a verb, “transfer” shall have the correlative meaning. In addition, “transferred” and “transferee” shall have the correlative meanings.

(eeee)      “Transferor” has the meaning set forth in Annex II hereof.

(ffff)         “U.S. Citizen” means a “citizen of the United States” as that term is defined in 49 U.S.C. § 40102(a)(15), as may be amended from time to time, and as interpreted by the DOT.

2.              Restrictions on Transfer.

(a)            Prohibition on Transfer.

(i)             Until the first to occur of (A) the date on which a Change in Control occurs or (B) the QPO Date (the earlier of (A) and (B), the “Lapse Date”), except as required by law and subject to Section 2(c), no member of any Management Stockholder Group shall Transfer any Shares or Awards (except to the extent that an Award is required to be Transferred under the terms of the Plan pursuant to a domestic relations order, a will or the laws of descent and distribution, or applicable law), other than a Transfer pursuant to Section 2(b), Section 3, Section 4, Section 5 or Section 6 hereof, or any Transfer to the Company or the Sponsor Group or its Affiliates, without the prior written consent of the Board.

(ii)            Any attempt to Transfer any Shares or Awards or any rights hereunder in violation of this Section 2 shall be null and void ab initio. The Company shall not record on its stock transfer books or otherwise any Transfer of Shares in violation of the terms and conditions set forth herein.

(b)            Permitted Transfers. Notwithstanding anything to the contrary contained in this Agreement, but subject to Section 2(c) hereof and the terms of the Plan, at any time, each Management Stockholder may Transfer all or a portion of his or her Shares to any of his or her Permitted Transferees. A Permitted Transferee of Shares pursuant to this Section 2(b) may Transfer its Shares pursuant to this Section 2(b) only to the transferor Management Stockholder or to a Person that is a Permitted Transferee of such transferor Management Stockholder. If at any time a Person who was the transferee of any Shares as a Permitted Transferee ceases to be a Permitted Transferee of the applicable Management Stockholder, such Person shall promptly Transfer such Shares to the Management Stockholder or any then-existing Permitted Transferee of such Management Stockholder.

(c)            Transfers in Compliance with Law; Substitution of Transferee. Notwithstanding the foregoing, no Transfer by any member of any Management Stockholder Group that would be permitted by Sections 2(a) and 2(b) may be made pursuant to this Agreement unless (i) the transferee has agreed in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument substantially in the form attached hereto as Annex II (other than if (x) the Transfer is conducted pursuant to and in accordance with Sections 3, 4, 5 or 6 hereof or (y) the Transfer is conducted following the QPO Date pursuant to and in accordance with Rule 144 under the Securities Act or Section 7 hereof), (ii) the Transfer complies in all respects with the applicable provisions of this Agreement, (iii) the Transfer complies in all respects with applicable federal, state and foreign securities laws, including the Securities Act, (iv) the Transfer complies with all applicable Company policies and restrictions (including any trading “window periods” or other policies regulating insider trading) and (v) the Transfer, whether direct or indirect, would not result in the Company or any of its subsidiaries failing to comply with the Foreign Ownership Limitations or being notified by the DOT that it has determined that the Company or its subsidiaries no longer complies with the Foreign Ownership Limitations. Except with respect to Transfers pursuant to Sections 2(b), 3, 4, 5 or 6 hereof, or any Transfer to the Company or the Sponsor Group or its Affiliates, no Transfer by any member of the Management Stockholder Group may be made during the term of this Agreement (except pursuant to an effective registration statement under the Securities Act) unless and until such member has, if requested by the Company, first delivered to the Company an opinion of counsel reasonably acceptable as to counsel and as to an opinion, in form and substance, to the Company that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such Transfer.

3.              Drag-Along Rights.

(a)            If at any time the Sponsor Group receives an offer from a Third Party to effect a transaction that, after giving effect to this Section 3, would constitute any transaction contemplated by clause (i) or (ii) of the definition of Change in Control (disregarding the lead-in language prior to clause (i)) (a “Drag-Along Sale”), then each member of each Management Stockholder Group hereby agrees that, upon the request of the Sponsor Group pursuant to a written notice to the Management Stockholder of such Management Stockholder Group (the “Drag-Along Sale Notice”) provided by the Sponsor Group at least ten (10) Business Days prior to the proposed consummation of such Drag-Along Sale (the “Drag-Along Notice Date”), such member shall sell a number of Shares owned by it to such Third Party in an amount equal to the product (rounded up to the nearest whole number) of (i) the quotient determined by dividing (A) the total number of Company Securities that are proposed to be sold by the Sponsor Group to the Third Party purchaser in the contemplated sale by (B) the total number of Company Securities owned by the Sponsor Group as of the close of business on the day immediately prior to the Drag-Along Notice Date, and (ii) the total number of Shares owned, or issuable upon exercise or settlement of any vested Stock Equivalents that are exercisable (or would become vested and exercisable or settled as a result of the underlying transaction), by such member as of the close of business on the day immediately prior to the Drag-Along Notice Date, at the same price per share of Stock; provided, that (I) the Drag-Along Sale is a bona fide arm’s length transaction; (II) subject to Section 3(b), if any holder of shares of Company Securities is given an option as to the form of consideration to be received, all members of a Management Stockholder Group who are holders of Shares participating in the Drag-Along Sale will be given the same option; (III) the only representations, warranties or covenants that any member of a Management Stockholder Group would be required to make are with respect to his, her or its own ownership of the Shares to be sold by him, her or it (including his, her or its ability to convey title free and clear of liens, encumbrances or adverse claims and reasonable covenants regarding confidentiality, publicity and similar matters); (IV) if the Drag-Along Sale involves any non-cash consideration, any rights or restrictions with respect to the non-cash consideration payable to each member of the Management Stockholder Group may be proportionate to the relative size of ownership of such non-cash consideration, such as entitlements to board seats or demand registration rights; (V) the liability of any member of a Management Stockholder Group would be several and not joint with respect to any representation and warranty or covenant made by the Company, and liability would be limited to the lesser of such member of a Management Stockholder Group’s pro rata share and the net proceeds received by such member; provided, that any such liability of such member shall be satisfied first by the return of any cash proceeds received by such member (including the cash proceeds from the sale of any securities or other non-cash consideration received by such member) and second by the return of any non-cash consideration (including securities) received by such member; and (VI) any Management Stockholder shall not be required to agree to any covenant not to compete or covenant not to solicit customers, employees or suppliers of any party to a Drag-Along Sale. Upon the Sponsor Group providing the Drag-Along Sale Notice, in the event that a member of a Management Stockholder Group does not hold (taking into account any Shares to be issued upon settlement of Restricted Stock Units as a result of the underlying transaction) a sufficient number of Shares to meet its obligations under this Section 3(a), then a sufficient number of Stock Equivalents (that are vested and exercisable at any time up to and including the date immediately prior to the underlying transaction or that become exercisable as a result of a Change in Control that is the subject of the Drag-Along Sale Notice) shall be exercised by such member (which may be performed by using a net exercise method if approved by the Board or a committee thereof) to cover any such shortfall and the Shares issued upon such exercise shall be subject to the drag-along rights set forth in this Section  3(a). Any such Stock Equivalents that are required to be exercised to cover such shortfall but are not so exercised pursuant to this Section 3(a) shall automatically be cancelled without any consideration paid therefor. In the event that a member of a Management Stockholder Group does not have a sufficient number of such vested Stock Equivalents to cover such shortfall, such member shall exercise all such vested Stock Equivalents then held by such member in full satisfaction of its obligations with respect to the underlying transaction.

(b)           The provisions of this Section 3 shall apply regardless of the form of consideration received in the Drag-Along Sale; provided, that, in the event the consideration to be paid in exchange for shares of Stock in a proposed Drag-Along Sale includes any securities, and the receipt thereof by a member of a Management Stockholder Group required to sell Shares pursuant to Section 3(a) hereof would require (as determined by the Sponsor Group in good faith, upon the advice of its counsel) under applicable law (x) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities where such registration or qualification is not otherwise required by the receipt of such securities by the Sponsor Group, or (y) the provision to any such member of any specified information regarding such securities or the issuer thereof that is not otherwise required to be provided for in connection with the Drag-Along Sale, then, in either case of (x) or (y), in lieu of receiving such securities (as may be required by the Sponsor Group, in its sole discretion), such member may, at the Sponsor Group’s direction, receive cash consideration equal to the fair market value of such securities.

(c)            The members of each Management Stockholder Group shall cooperate in good faith with the Sponsor Group in connection with the consummation of the transactions contemplated by Section 3(a) hereof and, in the event that the Drag-Along Sale is (i) a merger or other business combination of the Company with a Third Party (or an Affiliate thereof) or (ii) a purchase all or substantially all of the assets of the Company (and/or its subsidiaries), then, upon the demand of the Sponsor Group, such members shall be required to vote all Shares they hold (or execute one or more written consents) in favor of (and not otherwise oppose) the merger or business combination or sale of all or substantially all of the assets of the Company (and/or its subsidiaries), and otherwise to take all actions reasonably necessary or appropriate to facilitate the consummation of the proposed transaction, including waiving any and all dissenters or appraisal rights with respect thereto. Each member of each Management Stockholder Group hereby grants to each member of the Sponsor Group an irrevocable proxy, coupled with an interest, only if such member fails to comply promptly with the provisions of Section 3, to vote such member’s Shares (or execute one or more written consents) in accordance with this Section 3(c), which proxy shall be valid and remain in effect until the provisions of this Section 3 expire pursuant to Section 3(g).

(d)            Any expenses incurred for the benefit of the Company or all selling equityholders of the Company, and any indemnities, holdbacks, escrows and similar items relating to the Drag-Along Sale, that are not paid or established by the Company (other than those that relate to representations or indemnities concerning a member of a Management Stockholder Group’s valid ownership of its Stock free and clear of all liens, claims and encumbrances or a member of a Management Stockholder Group’s authority, power and legal right to enter into and consummate a purchase or merger agreement or ancillary documentation) shall be paid or established by all selling stockholders pro rata based on the Stock being sold by each of them in the Drag-Along Sale (or, if Stock is not being sold in such Drag-Along Sale, pro rata based on the net transaction proceeds to be received by each of them in the transaction).

(e)            The Sponsor Group shall, in its sole discretion, decide whether or not to pursue, consummate, postpone or abandon any Drag-Along Sale and the terms and conditions thereof.

(f)             Prior to an Initial Public Offering, the Sponsor Group shall be entitled to require all members of each Management Stockholder Group to participate in any recapitalization or restructuring transaction in connection with which Stock is converted or exchanged, pro rata, for new equity securities (the terms and conditions of which shall not be materially and disproportionately adverse to any such member relative to any other holder of Stock), whether in preparation for an Initial Public Offering or otherwise. The other provisions of this Section 3 shall apply to any such transaction, mutatis mutandis. Without limiting the foregoing, in connection with any such recapitalization or restructuring transaction, each member of the Management Stockholder Group will be entitled to receive a number of shares of one or more classes containing substantially the same economic and other terms and rights relative to the Shares held by such member prior to such of recapitalization or restructuring transaction.

(g)            The rights set forth in this Section 3 shall terminate immediately prior to the QPO Date.

4.              Tag-Along Rights.

(a)            If at any time the Sponsor Group proposes to enter into an agreement to sell or otherwise dispose of for value any Company Securities, other than (i) a sale or disposition that would trigger piggy-back registration rights under Section 7 hereof, (ii) any Transfer of Stock to another member of the Sponsor Group or an Affiliate thereof, (iii) any Repurchase effected in compliance with Section 8 below or (iv) any customary syndications of up to 25% of the Company Securities owned by the Sponsor Group (such sale or other disposition for value being referred to as “Tag-Along Sale”), then the Sponsor Group shall afford each member of each Management Stockholder Group whose Management Stockholder Group holds, in the aggregate, more than 40,000 Shares and/or vested Stock Equivalents that are exercisable (or would become vested and exercisable or, in the case of Restricted Stock Units settled, as a result of the Tag-Along Sale) or that holds any Rollover Equity (each, individually, a “Tag-Along Stockholder” and, collectively, the “Tag-Along Stockholders”) the opportunity to participate proportionately in such Tag-Along Sale in accordance with this Section 4. The maximum number of Shares that each Tag-Along Stockholder will be entitled to include in such Tag-Along Sale (such Tag-Along Stockholder’s “Tag-Along Allotment”) shall be equal to the product (rounded up to the nearest whole number) of (x) the number of Shares owned, or issuable upon exercise or settlement of any vested Stock Equivalents that are exercisable (or would become vested and exercisable or, in the case of Restricted Stock Units settled, as a result of the Tag-Along Sale), by such Tag-Along Stockholder as of the close of business on the day immediately prior to the Tag-Along Notice Date (as defined in Section 4(b) hereof) and (y) a fraction, the numerator of which is the number of Company Securities proposed by the Sponsor Group to be Transferred pursuant to the Tag-Along Sale and the denominator of which is the total number of Company Securities owned by the Sponsor Group as of the close of business on the day immediately prior to the Tag-Along Notice Date.

(b)           The Sponsor Group shall provide each Tag-Along Stockholder with written notice (the “Tag-Along Sale Notice”) at least thirty (30) days prior to the proposed date of the consummation of the Tag-Along Sale (the “Tag-Along Sale Date”). Each Tag-Along Sale Notice shall set forth: (i) the name and address of each proposed transferee in the Tag-Along Sale; (ii) the number of Company Securities that are proposed to be Transferred by the Sponsor Group pursuant to the Tag-Along Sale; (iii) the proposed amount and form of consideration to be paid for such securities and the terms and conditions of payment offered by each proposed transferee; (iv) the aggregate number of Company Securities held of record by the Sponsor Group as of the close of business on the day immediately prior to the date of the Tag-Along Sale Notice (the “Tag-Along Notice Date”); (v) the Tag-Along Stockholder’s Tag-Along Allotment, assuming the Tag-Along Stockholder elected to sell the maximum number of Shares permissible; and (vi) the anticipated Tag-Along Sale Date. For the avoidance of doubt, a Tag-Along Stockholder shall participate in the Tag-Along Sale at the same price per share of Stock and upon the same terms and conditions of the offer so accepted by the Sponsor Group, including representations, warranties, covenants, indemnities and agreements substantially similar to those to be made by the Sponsor Group (except that, (A) the only representations, warranties or covenants that any Management Stockholder would be required to make are with respect to his, her or its own ownership of the Shares to be sold by him, her or it (including his, her or its ability to convey title free and clear of liens, encumbrances or adverse claims and reasonable covenants regarding confidentiality, publicity and similar matters) and (B) if the Tag-Along Sale involves any non-cash consideration, any rights or restrictions with respect to the non-cash consideration payable to each such member may be proportionate to the relative size of ownership of such non-cash consideration, such as entitlements to board seats or demand registration rights; provided, that (x) all representations, warranties and indemnities shall be made by the Sponsor Group and such members of a Management Stockholder Group transferring Shares pursuant to this Section  4 severally and not jointly, and (y) the liability any member of a Management Stockholder Group would be limited to the lesser of such member’s pro rata share and the net proceeds received by such member; provided, further that any such liability of such member shall be satisfied first by the return of any cash proceeds received by such member (including the cash proceeds from the sale of any securities or other non-cash consideration received by such member) and second by the return of any non-cash consideration (including securities) received by such member.

(c)            Any Tag-Along Stockholder wishing to participate in the Tag-Along Sale shall provide written notice (the “Tag-Along Notice”) to the Sponsor Group and the Company no less than fifteen (15) days prior to the anticipated Tag-Along Sale Date provided in the Tag-Along Notice irrevocably electing to participate in such Tag-Along Sale. The Tag-Along Notice shall set forth the number of Shares that such Tag-Along Stockholder elects to include in the Tag-Along Sale, which may be less than or equal to, but which shall not exceed, such Tag-Along Stockholder’s Tag-Along Allotment. The Tag-Along Notice given by any Tag-Along Stockholder shall constitute such Tag-Along Stockholder’s irrevocable and binding agreement to sell the Shares specified in the Tag-Along Notice on the terms and conditions applicable to the Tag-Along Sale; provided, that in the event that there is any material adverse change in the terms and conditions of such Tag-Along Sale applicable to the Tag-Along Stockholder (including any material decrease in the purchase price that occurs other than pursuant to an adjustment mechanism set forth in the agreement relating to the Tag-Along Sale) after such Tag-Along Stockholder gives its Tag-Along Notice, then the Tag-Along Stockholder shall have the right to withdraw from participation in the Tag-Along Sale with respect to all of its Shares affected thereby. If the proposed transferee does not agree to consummate the acquisition of all of the Shares requested to be included in the Tag-Along Sale by any Tag-Along Stockholder on substantially identical material terms and conditions as are applicable to the Sponsor Group (and, in any event, at a per share price not less than that received by the Sponsor Group, except as the purchase price may be adjusted pursuant to any agreement relating to the relevant Tag-Along Sale), then the Sponsor Group shall not consummate the Tag-Along Sale of any of its shares of Stock to such transferee unless the shares of Stock of the Sponsor Group and the Tag-Along Stockholders to be Transferred are reduced or limited pro rata in proportion to the respective number of shares of Stock actually held, directly or indirectly, by the Sponsor Group and the Tag-Along Stockholders and all other material terms and conditions of the Tag-Along Sale are substantially identical for the Sponsor Group and the Tag-Along Stockholders (including the same price per share received by both the Sponsor Group and the Tag-Along Stockholders).

(d)            If a Tag-Along Notice from any Tag-Along Stockholder is not received by the Sponsor Group prior to the lapse of the fifteen-day (15-day) period specified above, the Sponsor Group shall have the right to consummate the Tag-Along Sale without the participation of such Tag-Along Stockholder, who shall be deemed to have waived his or her rights hereunder, but only on terms and conditions which are no more favorable in any material respect to the Sponsor Group (and, in any event, at no greater a per share purchase price, except as the purchase price may be adjusted pursuant to any agreement relating to the relevant Tag-Along Sale) than as stated in the Tag-Along Sale Notice, and only if such Tag-Along Sale is consummated on a date within ninety (90) days after the proposed Tag-Along Sale Date. If such Tag-Along Sale is not consummated within such ninety-day (90-day) period, the shares or interests that were to be subject to such Tag-Along Sale thereafter shall continue to be subject to all of the restrictions contained in this Section 4.

(e)            On the Tag-Along Sale Date, each Tag-Along Stockholder shall deliver a certificate or certificates (if certificated) for the Shares to be sold by such Tag-Along Stockholder in connection with the Tag-Along Sale, with undated stock powers duly endorsed in blank for Transfer by the registered owner or owners thereof, to the transferee free and clear of all liens, encumbrances and restrictions, in the manner and at the address indicated in the Tag-Along Sale Notice, against delivery of the purchase price for such Shares. Each Tag-Along Stockholder shall reimburse the Sponsor Group for its proportionate share (based on the consideration received) of the reasonable out-of-pocket costs and expenses incurred by the Sponsor Group in connection with any such Tag-Along Sale.

(f)             Upon written request by the Sponsor Group, each member of each Management Stockholder Group will execute and deliver a custody agreement and power of attorney in form and substance reasonably satisfactory to the Sponsor Group with respect to the Shares which are to be sold by such member pursuant hereto (a “Custody Agreement and Power of Attorney”). The Custody Agreement and Power of Attorney will contain customary provisions and will provide, among other things, that such member will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates (if such shares are certificated) representing such Shares (with undated stock powers duly endorsed in blank for Transfer by the registered owner or owners thereof) and irrevocably appoint said custodian and attorney-in-fact as such member’s agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on such member’s behalf with respect to the matters specified therein.

(g)            The provisions of this Section 4 shall apply regardless of the form of consideration received in the Tag-Along Sale; provided, that, in the event the consideration to be paid in exchange for shares of Stock in a proposed Tag-Along Sale includes any securities, and the receipt thereof by a Tag-Along Stockholder would require (as determined by the Sponsor Group in good faith upon the advice of its counsel) under applicable law (x) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities where such registration or qualification is not otherwise required by the receipt of such securities by the Sponsor Group or (y) the provision to any such Tag-Along Stockholder of any specified information regarding such securities or the issuer thereof that is not otherwise required to be provided for in connection with the Tag-Along Sale, then, in either case of (x) or (y), in lieu of receiving such securities (as may be required by the Sponsor Group, in its sole discretion), the member of such Management Stockholder Group may, at the Sponsor Group’s direction, receive cash consideration equal to the fair market value of such securities.

(h)            The rights set forth in this Section 4 shall terminate immediately prior to the earlier to occur of a Change in Control and the QPO Date.

5.              Call Rights.

(a)            Each member of a Management Stockholder Group agrees that the Company and the Sponsor Group, collectively, will each have a call right (the “Call Right”) on the Shares (including any Shares issued following a Termination pursuant to the exercise of Options or otherwise) and vested Options held by his, her or its Management Stockholder Group after either a Termination or a Restrictive Covenant Violation with respect to the applicable Management Stockholder (the “Callable Equity”) as set forth in this Section 5. Upon either a Termination or a Restrictive Covenant Violation with respect to a Management Stockholder (any such event, a “Call Event”), the Company may exercise the Call Right with respect to all or any portion of the Callable Equity of such Management Stockholder’s Management Stockholder Group by one or more written notices (each, a “Call Right Notice”) delivered to the Management Stockholder at any time during the period commencing on the date of Termination or the date on which the Board acquires actual knowledge of the occurrence of the Restrictive Covenant Violation, as applicable, and ending on the date which is one hundred and ninety (190) days after the later of (x) the date of Termination or the date on which the Board acquires actual knowledge of the occurrence of the Restrictive Covenant Violation, as applicable, and (y) for each Share acquired upon the exercise or settlement of an Option, Restricted Stock Unit or similar purchase right, the date on which such Share was acquired (the date such notice is given being, the “Call Exercise Date”). Upon the giving of a Call Right Notice, the Company will be obligated to purchase and the Management Stockholder Group will be obligated to sell all (or any lesser portion indicated in the Call Right Notice) of the Callable Equity for the consideration calculated as set forth below. If the Company fails to exercise the Call Right with respect to a particular Call Event, then the Sponsor Group (or any Affiliate of the Sponsor Group as such may be assigned to by the Sponsor Group) may exercise such Call Right within thirty (30) days after the expiration of the aforesaid one hundred and ninety (190)-day period by giving one or more written notices (each, a “Sponsor Group Call Right Notice”) to the Management Stockholder that the Sponsor Group (or Affiliate thereof) is exercising the Call Right (the date such notice is given being, the “Sponsor Group Call Exercise Date”). Upon the giving of a Sponsor Group Call Right Notice, the Sponsor Group will be obligated to purchase and the Management Stockholder Group will be obligated to sell all (or any lesser portion indicated in the aforesaid notice) of the Callable Equity for the consideration calculated as set forth below. Notwithstanding anything herein to the contrary, if determined to be necessary by the Company in order to avoid an additional compensation expense, in no event shall the Company or the Sponsor Group (or any Affiliate of the Sponsor Group) be entitled to deliver any Call Right Notice or Sponsor Group Call Right Notice, as applicable, with respect to any Shares (including any Shares issued upon the exercise or settlement of an Option, Restricted Stock Unit or similar purchase right in respect of any other Award) unless and until such Shares have been issued, vested (if applicable) and outstanding for at least six (6) months.

(i)             In the case of either (x) in respect of any Options or Shares other than Rollover Shares, a Termination for Cause or (y) a Restrictive Covenant Violation:

(A)           With respect to any Shares, the consideration will be equal to the lesser of (1) the Cost of such Shares and (2) the Fair Market Value of such Shares on the Call Exercise Date or the Sponsor Group Call Exercise Date, as applicable; and

(B)            All vested Options (including Rollover Options) shall automatically be terminated in accordance with the Plan;

(ii)            In the case of either (x) in respect of any Options or Shares other than Rollover Shares, a Termination for any reason other than for Cause or (y) in respect of any Rollover Shares, a Termination for any reason:

(A)           With respect to any Shares, the consideration will be equal to the Fair Market Value of such Shares on the Call Exercise Date or the Sponsor Group Call Exercise Date, as applicable; and

(B)            With respect to any vested Options, the consideration will be equal to the product of (1) the excess, if any, of the Fair Market Value of a Share subject to such vested Option on the Call Exercise Date or the Sponsor Group Call Exercise Date, as applicable, over the exercise price per Share of such vested Option, and (2) the number of Shares subject to such vested Option, which vested Options shall be terminated in exchange for the payment of such consideration; provided, that if the exercise price per Share of such vested Option is greater than the Fair Market Value of a Share on the Call Exercise Date or the Sponsor Group Call Exercise Date, as applicable, such vested Option shall be automatically terminated without any payment of consideration in respect thereof.

(b)            The closing for all purchases and sales of Callable Equity pursuant to this Section 5 will be at the principal executive offices of the Company within thirty (30) days after the Call Exercise Date or the Sponsor Group Call Exercise Date, as the case may be. The purchase price for the Callable Equity will be paid to the Management Stockholder (or his or her estate or beneficiary, as applicable) in cash, by cashier’s check or by wire transfer of funds; provided, that if the Company or the Sponsor Group, as applicable, exercises the Call Right following a (i) other than with respect to Rollover Equity (for which payment must be made in cash or a cash equivalent as provided above), a Termination by the Service Recipient for Cause or (ii) a Restrictive Covenant Violation, the Company or the Sponsor Group, as applicable, shall be permitted to issue a promissory note equal to the aggregate purchase price, with such promissory note having a maturity date that does not exceed three (3) years from the date of the closing of such purchase, bearing simple interest of not less than the Prime Rate in effect on the date of such purchase, and being payable as to interest in equal monthly installments during the term of the note and as to principal on the maturity date, subject to full and immediate payment upon the earlier to occur of a Change in Control or the QPO Date. The Management Stockholder Group will cause the Callable Equity to be delivered to the Company or the Sponsor Group, as the case may be, at the closing free and clear of all liens, claims, charges or encumbrances of any kind, other than those which continue to apply pursuant to the terms of this Agreement. The Management Stockholder Group will take all such actions and deliver all such documents and instruments as the Company or the Sponsor Group, as the case may be, reasonably requests to vest in the Company or the Sponsor Group, respectively, title to the Callable Equity free of any lien, claim, charge, restriction or encumbrance incurred by or through the Management Stockholder Group.

(c)            Notwithstanding anything in this Section 5 to the contrary, if (i) there exists and is continuing a default or an event of default on the part of any member of the Company Group under any loan, guarantee or other agreement under which any member of the Company Group has borrowed money or if the repurchase of Callable Equity would result in a default or an event of default on the part of any member of the Company Group under any such agreement or if a repurchase would not be permitted under the Delaware General Corporation Law (or if the Company reincorporates in another state, the business corporation law of such state) or any federal or state securities laws or regulations (each such occurrence being an “Event”) and (ii) the Sponsor Group has not elected to acquire all Callable Equity which the Company and the Sponsor Group have a right to purchase pursuant to this Section 5, the Company will, to the extent it has exercised its Call Right and subject to the rescission rights below, in order to complete the purchase of any Callable Equity pursuant to this Section 5, deliver to the Management Stockholder (A) a cash payment for any amounts payable pursuant to this Section 5 that would not cause an Event that prohibits the Company from purchasing Callable Equity for cash, and (B) a promissory note with a principal amount equal to the amount payable under this Section 5 that was not paid in cash, having terms acceptable to the Company’s (and its Affiliates’, as applicable) lenders and permitted under the Company’s (and its Affiliates’, as applicable) debt instruments but which in any event (x) shall be mandatorily repayable promptly after and to the extent that an Event no longer prohibits the payment of cash to the Management Stockholder pursuant to this Agreement; (y) shall bear interest at a rate equal to the sum of the effective rate of interest in respect of the Company’s (or Affiliate’s, if applicable) primary revolving credit facility and two percent (2%) and (z) shall be subject to full and immediate payment upon the earlier to occur of a Change in Control or the QPO Date. In lieu thereof, the Company, in its sole discretion, may rescind the exercise of such Call Right, in which case, the period upon which the Call Right may be exercised by the Company shall be tolled until thirty (30) days following the date on which there ceases to be any Event, and the Company may exercise the Call Right at any time during such thirty (30) day period pursuant to this Section 5.

(d)            Notwithstanding anything in this Section 5 to the contrary, in the event that it has been determined necessary by the Company in order to avoid an additional compensation expense with respect to the Call Right for vested Options, the Management Stockholder Group may be required by the Company, upon prior written approval of the Board, to exercise, on one occasion, all of the vested Options then held by such Management Stockholder Group using a net exercise method whereby the number of Shares that would otherwise be received upon the exercise of such Options shall be reduced by that number of Shares (i) having an aggregate Fair Market Value equal to the sum of the aggregate exercise price for such Options, plus (ii) the number of Shares having an aggregate Fair Market Value equal to the aggregate amount of the applicable withholding taxes which the Company is required to withhold in respect of the income recognized as a consequence of the exercise of the Options, and the remaining Shares received upon such exercise shall be subject to purchase by the Company upon delivery of a Call Right Notice during the thirty (30) day period following the date on which such Shares have been held by such Management Stockholder Group for at least six (6) months, and otherwise in accordance with this Section 5.

(e)            The rights set forth in this Section 5 shall terminate upon the Lapse Date.

6.              Put Rights.

(a)            The Company agrees that each Management Stockholder will have a put right (the “Put Right”) on the Shares (including any Shares issued following a Put Event pursuant to the exercise of Options or otherwise) and vested Options held by his or her Management Stockholder Group after a Put Event (the “Puttable Equity”) as set forth in this Section 6. Upon the Termination of a Management Stockholder due to his or her death or Disability (each, a “Put Event”), the Management Stockholder’s Management Stockholder Group may exercise the Put Right with respect to all and not less than all of the Puttable Equity by a single written notice (a “Put Right Notice”) delivered to the Company at any time during the period commencing on the date of such Put Event and ending on the date which is one hundred and ninety (190) days following the later of (x) the date of such Put Event and (y) for each Share acquired upon the exercise of an Option or similar purchase right, the date on which such Share was acquired (the date such notice is given being, the “Put Exercise Date”). Upon the giving of a Put Right Notice, the Company will be obligated to purchase and the Management Stockholder Group will be obligated to sell all and not less than all of the Puttable Equity for the consideration calculated as set forth below. Notwithstanding anything herein to the contrary, if determined to be necessary by the Company in order to avoid an additional compensation expense, in no event shall the Management Stockholder Group be entitled to deliver the Put Right Notice with respect to any Shares (including any Shares issued upon the exercise of an Option or similar purchase right in respect of any other Award) unless and until such Shares have been issued, vested (if applicable) and outstanding for at least six (6) months.

(i)             With respect to any Shares, the consideration will be equal to the Fair Market Value of such Shares on the Put Exercise Date; and

(ii)            With respect to any vested Options, the consideration will be equal to the product of (A) the excess, if any, of the Fair Market Value of a Share subject to such vested Option on the Put Exercise Date, over the exercise price per Share of such vested Option, and (B) the number of Shares subject to such vested Option, which vested Options shall be terminated in exchange for the payment of such consideration; provided, that if the exercise price per Share of such vested Option is greater than the Fair Market Value of a Share on the Put Exercise Date, such vested Option shall be automatically terminated without any payment of consideration in respect thereof.

(b)            The closing for all purchases and sales of Puttable Equity pursuant to this Section 6 will be at the principal executive offices of the Company within thirty (30) days after the Put Exercise Date. The purchase price for the Puttable Equity will be paid to the Management Stockholder (or his or her estate or beneficiary, as applicable) in cash, by cashier’s check or by wire transfer of funds. The Management Stockholder Group will cause the Puttable Equity to be delivered to the Company at the closing free and clear of all liens, claims, charges or encumbrances of any kind, other than those which continue to apply pursuant to the terms of this Agreement. The Management Stockholder Group will take all such actions and deliver all such documents and instruments as the Company reasonably requests to vest in the Company title to the Puttable Equity free of any lien, claim, charge, restriction or encumbrance incurred by or through the Management Stockholder Group.

(c)            Notwithstanding anything in this Section 6 to the contrary, if there exists and is continuing an Event, the Company will, in order to complete the purchase of any Puttable Equity pursuant to this Section 6, deliver to the Management Stockholder (or his or her estate or beneficiary, as applicable) (i) a cash payment for any amounts payable pursuant to this Section 6 that would not cause an Event that prohibits the Company from purchasing Puttable Equity for cash, and (ii) a promissory note with a principal amount equal to the amount payable under this Section 6 that was not paid in cash, having terms acceptable to the Company’s (and its Affiliates’, as applicable) lenders and permitted under the Company’s (and its Affiliates’, as applicable) debt instruments but which in any event (A) shall be mandatorily repayable promptly after and to the extent that an Event no longer prohibits the payment of cash to the Management Stockholder pursuant to this Agreement; (B) shall bear interest at a rate equal to the sum of the effective rate of interest in respect of the Company’s (or Affiliate’s, if applicable) primary revolving credit facility and two percent (2%) and (C) shall be subject to full and immediate payment upon the earlier to occur of a Change in Control or the QPO Date.

(d)            Notwithstanding anything in this Section 6 to the contrary, in the event it has been determined necessary by the Company in order to avoid an additional compensation expense with respect to the Put Right for vested Options, the Management Stockholder Group may be required by the Company, upon prior written approval of the Board, to exercise, on one occasion, all of the vested Options then held by such Management Stockholder Group using a net exercise method whereby the number of Shares that would otherwise be received upon the exercise of such Options shall be reduced by that number of Shares (i) having an aggregate Fair Market Value equal to the sum of the aggregate exercise price for such Options, plus (ii) the number of Shares having an aggregate Fair Market Value equal to the aggregate amount of the applicable withholding taxes which the Company is required to withhold in respect of the income recognized as a consequence of the exercise of the Options, and the remaining Shares received upon such exercise shall be subject to purchase by the Company upon delivery of the Put Right Notice during the thirty (30) day period following the date on which such Shares have been held by such Management Stockholder Group for at least six (6) months, and otherwise in accordance with this Section 6.

(e)            The rights set forth in this Section 6 shall terminate upon the Lapse Date.

7.              “Piggyback” Registration Rights.

(a)            Incidental Registration. After the closing of an Initial Public Offering, if the Company files a registration statement under the Securities Act in connection with a proposed Public Offering and any of the Sponsor Group are registering shares of Stock in such proposed Public Offering, then each Management Stockholder Group shall have the right (the “Piggyback Right”) to include in such proposed Public Offering up to the number of Registrable Shares equal to (i) the aggregate number of Registrable Shares owned by the Management Stockholder Group multiplied by (ii) a fraction (A) the numerator of which is equal to the aggregate number of Company Securities held by Sponsor Group to be included in such proposed Public Offering and (B) the denominator of which is the aggregate number of Company Securities held by Sponsor Group (the “Piggyback Pro-Rata Portion”). In the event that a proposed Public Offering gives rise to a Piggyback Right, the Company will give written notice to the Management Stockholders. Upon written request of any Management Stockholder given within ten (10) Business Days after mailing of any such notice from the Company, the Company will, except as herein provided, cause up to the Piggyback Pro-Rata Portion of such Management Stockholder Group’s Registrable Shares that have been requested by such Management Stockholder to be included in the registration to be included in such registration statement; provided, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any registration for any reason or no reason.

(b)            Limitations. If any Public Offering pursuant to Section 7(a) shall be underwritten on a firm commitment basis, in whole or in part, the Company may require that the Registrable Shares requested for inclusion pursuant to Section 7(a) be included in such Public Offering on the same terms and conditions as the securities otherwise being sold through the underwriters. If the underwriter of such Public Offering determines that marketing factors (including an adverse effect on the per share offering price) require a limitation of the number of Registrable Shares to be underwritten in such Public Offering then, notwithstanding any contrary provision in Section 7(a), the underwriter may limit the number of shares that would otherwise be included in such Public Offering by excluding any or all Registrable Shares from such Public Offering. The number of Registrable Shares to be included in such Public Offering shall be allocated in the following manner: (i) if such registration has been initiated by one or more of the Company’s stockholders holding demand registration rights with the Company pursuant to the Registration Rights Agreement or any other registration rights agreement or any similar agreements, then (A) first, the number of shares of Stock requested to be registered by such initiating stockholder(s) and any other holder(s) of the Company’s securities which are entitled to sell pursuant to the Registration Rights Agreement or any other registration rights agreement or any similar agreements (including the Management Stockholder Groups hereunder), pro rata in accordance with the number of shares of Stock owned by each such stockholder or other holder of Stock, and (B) second, the number of shares of Stock that are proposed to be sold by the Company for its own account; or (ii) if such registration has been initiated by the Company, then (A) first, the number of shares of Stock that are proposed to be sold by the Company for its own account, and (B) second, the number of shares of Stock requested to be registered by any holder(s) of the Company’s securities which are entitled to sell pursuant to the Registration Rights Agreement or any other registration rights agreement or similar agreements (including the Management Stockholder Groups hereunder), pro rata in accordance with the number of shares of Stock owned by each such stockholder or other holder of Stock.

(c)            Information. It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Agreement in respect of the Registrable Shares which are to be registered at the request of any Management Stockholder that such Management Stockholder shall promptly furnish to the Company such information regarding the Registrable Shares held by his or her Management Stockholder Group and the intended method of disposition thereof, and shall enter into such underwriting agreements (including customary representations, warranties, covenants, indemnities and other agreements) and execute such other documents, in each case as the Company shall reasonably request in connection with such registration.

(d)            Suspension of Disposition. Each Management Stockholder Group agrees that, upon receipt of any notice from the Company that any prospectus required to be delivered to a Management Stockholder Group pursuant to the Securities Act contains an untrue statement of a material fact or fails to state a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, such Management Stockholder Group will forthwith discontinue disposition of Registrable Shares pursuant to the registration statement covering such Registrable Shares until such Management Stockholder Group receives from the Company a corrected prospectus, and, if so directed by the Company, such Management Stockholder Group will deliver to the Company all copies, other than permanent file copies, then in such Management Stockholder Group’s possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice.

(e)            Expenses. With respect to each inclusion of Registrable Shares in a registration statement pursuant to Section 7(a) hereof, the Company shall bear the following fees, costs and expenses: all registration, filing and listing fees, printing expenses, fees and disbursements of counsel for the Company, fees and disbursements of accountants for the Company and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified and any fees and expenses for any special audits incidental to or required by a registration contemplated by this Section 7. Fees and disbursements of counsel for the transferring Management Stockholder Groups, fees and disbursements of accountants for the Management Stockholder Groups, underwriting discounts and selling commissions, transfer taxes and any other expenses incurred by the Management Stockholder Groups not expressly included above shall be borne by the applicable Management Stockholder Groups.

(f)             Transfer Restriction Waiver. Notwithstanding anything in this Section 7 to the contrary, in lieu of the Piggyback Rights in connection with any Public Offering in which such rights would otherwise be available, the Board, in its sole discretion, may elect to waive the restrictions on Transfer contained in Section 2(a) with respect to the number of Registrable Shares that would have been subject to such Piggyback Rights in connection with such Public Offering; provided, that the Board may not make such election with respect to any member of a Management Stockholder Group whose Management Stockholder Group holds, in the aggregate, more than 250,000 Shares and/or vested Stock Equivalents that are exercisable (or would become vested and exercisable or, in the case of Restricted Stock Units settled, as a result of the Public Offering).

(g)            Lock-up Agreement. If any registration of Stock shall be in connection with an underwritten public offering, each Management Stockholder Group agrees, if requested by the underwriter, not to, and shall use its best efforts to cause its Affiliates not to, effect any sale or distribution (except as a participant in such underwritten public offering), including any sale pursuant to Rule 144 under the Securities Act, of any equity securities of the Company, or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, except as a participant in such underwritten public offering), during the seven (7) days prior to, and during the one hundred eighty (180) day period (or such shorter period as the managing underwriters may require or permit) beginning on, the effective date of such registration; provided, that the restriction on the public sale or distribution of equity securities contained in this Section 7(g) shall only apply to a holder of Registrable Shares if the same restriction is also applied to directors, officers and 1% shareholders of the Company; provided further that, if any shares are proposed to be released from the restriction on public sale or distribution in this Section 7(g), then the shares so released shall be allocated on a pro rata basis among all of the Registrable Shares subject to the provisions of this Section 7(g).

8.              Pro Rata Repurchases

(a)            In the event the Board is requiring the repurchase of shares of Company Securities from each member of the Sponsor Group for cash (a “Repurchase”), subject to the requirements of clauses (b) and (c) below, then the Company may require each member of each Management Stockholder Group to sell, transfer and deliver to the Company, free and clear of all liens, such number of shares of Stock as is approved by the Board, at the same price per share of Stock that is mutually agreed by the Company and the Sponsor Group, in each case as specified in a written notice by the Company to each Management Stockholder (a “Repurchase Notice”). The closing of the Repurchase will occur at the time and place specified in the Repurchase Notice, but in no event earlier than 5 Business Days following the delivery of the Repurchase Notice.

(b)            The Company shall not make any Repurchase from a member of a Management Stockholder Group unless (i) such Repurchase is required of all members of all Management Stockholder Groups together with all members of the Sponsor Group on a pro rata basis in accordance with their respective Percentage Interests, (ii) the Repurchase of each share of Stock and each Common Warrant from a member of a Management Stockholder Group as well as a member of the Sponsor Group is effected at the same price per share and warrant share (i.e., no disparate prices for shares or warrant shares) and (iii) following such Repurchase the Company and its subsidiaries would comply with the Foreign Ownership Limitations.

(c)            In order for the Company and its subsidiaries to comply with the Foreign Ownership Limitations after giving effect to the Repurchase, each member of a Management Stockholder Group acknowledges and agrees that the Company shall be permitted to allocate the Repurchase of particular member of the Sponsor Group’s shares of Stock vis-à-vis warrants thereof as is determined in good faith by the Board so long as the aggregate number of shares of Stock and warrants that are Repurchased from each member of a Management Stockholder Group and Sponsor Group is pro rata in accordance with their respective Percentage Interests.

9.              Representations, Warranties and Covenants.

(a)            Representations and Warranties of the Members of a Management Stockholder Group. Each member of a Management Stockholder Group hereby represents and warrants to the Company and Sponsor Group that:

(i)             Capacity; Authorization; Due Execution. The member of the Management Stockholder Group, if an individual, has all legal capacity to execute and deliver this Agreement and to carry out his or her obligations hereunder or, if an entity, is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and has all necessary organizational power and authority to execute and deliver this Agreement and carry out its obligations hereunder. The member of the Management Stockholder Group has duly executed and delivered this Agreement, and assuming due execution and delivery by the other Parties, this Agreement constitutes the legal, valid and binding obligation of such member, terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(ii)            Brokerage Arrangements. No broker has acted on behalf of the member of the Management Stockholder Group in connection with this Agreement, and there are no brokerage commissions, finders’ fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with such member or any action taken by such member.

(b)            Representations and Warranties Regarding Investment. Each member of a Management Stockholder Group hereby further represents and warrants to the Company and Sponsor Group that:

(i)             The member of the Management Stockholder Group acquired the Shares for investment purposes only, for its own account, and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act;

(ii)            The member of the Management Stockholder Group is aware that it may have to bear the economic risk of such investment for an indefinite period of time or to suffer a complete loss of its investment;

(iii)           The member of the Management Stockholder Group understands, acknowledges and agrees that the Shares have not been registered under (and that the Company has no present intention to register the Shares under) the Securities Act or applicable state securities law and that the offering sale of such Shares may be made in reliance on the exemption from the registration requirements provided by Rule 701 promulgated under the Securities Act and analogous provisions of certain state securities laws or in accordance with Regulation D of the Securities Act (as amended from time to time, “Regulation D”) or in accordance with Regulation S of the Securities Act (as amended from time to time, “Regulation S”), and that such Shares may not be Transferred by such member unless the Shares have been registered under the Securities Act and applicable state securities laws or are Transferred in a transaction exempt therefrom;

(iv)           The member of the Management Stockholder Group, if an individual, represents that he or she has reached the age of 21 and has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and has adequate means for providing for his or her current financial needs and anticipated future needs and possible contingencies and emergencies and has no need for liquidity in the investment in the Shares. The execution and delivery of this Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the undersigned is a party or by which it is bound;

(v)            Each member of the Management Stockholder Group that has checked the “accredited investor” box on his, her or its signature page hereto or on any joinder hereto further represents and warrants that such member is an “accredited investor” as defined in Rule 501(a) of Regulation D;

(vi)           The member of the Management Stockholder Group understands that no public market now exists for any of the securities issued by the Company; and

(vii)          The member of the Management Stockholder Group acknowledges that he, she or it has been advised that (A) a restrictive legend in the form set forth below will be placed on any certificate representing the Shares and (B) a notation will be made in the appropriate records of the Company indicating that the Shares are subject to restrictions on transfer and appropriate stop transfer restrictions will be issued to the Company’s transfer agent with respect to the Shares. Any certificate representing Shares issued to such member shall bear the following legends on the face thereof:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLICABLE STATE SECURITIES LAWS AND APPLICABLE FOREIGN SECURITIES LAWS, AND MAY NOT BE TRANSFERRED OR SOLD UNLESS (I) A REGISTRATION STATEMENT UNDER SUCH ACT IS THEN IN EFFECT WITH RESPECT THERETO, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY OR (III) A ‘NO ACTION’ LETTER’ OR ITS THEN EQUIVALENT HAS BEEN ISSUED BY THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER OR SALE.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO VARIOUS CONDITIONS, INCLUDING CERTAIN RESTRICTIONS RELATING TO COMPLIANCE WITH U.S. AIRLINE FOREIGN OWNERSHIP LIMITATIONS, AS SET FORTH IN AN AMENDED AND RESTATED MANAGEMENT STOCKHOLDERS’ AGREEMENT, DATED AS OF July 26, 2024, AMONG GMR BUYER CORP. (F/K/A AIR MEDICAL BUYER CORP.), THE SPONSOR GROUP, AND THE OTHER PARTIES THERETO, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE ISSUER. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH MANAGEMENT STOCKHOLDERS’ AGREEMENT. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH MANAGEMENT STOCKHOLDERS’ AGREEMENT.”

10.           Employment by or Service with the Company Group.

Nothing contained in this Agreement (a) obligates the Company Group to employ, continue to employ, obtain services from or continue to obtain services from the Management Stockholder or (b) prohibits or restricts the Company Group from terminating the employment or service relationship of the Management Stockholder at any time or for any reason whatsoever, with or without Cause, and the Management Stockholder hereby acknowledges and agrees that neither the Company Group nor any other Person has made any representations or promises whatsoever to the Management Stockholder concerning the Management Stockholder’s employment, service, continued employment or continued service by the Company Group.

11.           Taxes.

The Company will have the right to deduct from any cash payment made under this Agreement to any member of the Management Stockholder Group any federal, state or local income or other taxes required by law to be withheld with respect to such payment.

12.           Recapitalization, Exchange, Etc.

The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Shares, to any and all shares of capital stock of the Company, Stock Equivalents or other securities of the Company that may be issued in respect of, in exchange for, or in substitution of the Shares. If, and as often as, there are any changes in the Shares or the Stock Equivalents, by way of any stock dividends, splits, reverse splits, combinations, or reclassifications, or through acquisition, consolidation, reorganization or recapitalization or by any other means occurring after the date of this Agreement, appropriate adjustment shall be made to the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Shares as so changed.

13.           Notices.

All notices, demands or other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first class mail, return receipt requested, telecopier, courier service, or personal delivery:

if to the Company:

GMR Buyer Corp. (f/k/a Air Medical Buyer Corp.)

c/o Kohlberg Kravis Roberts & Co. L.P.

[address]

[address]

Attention:	Max Lin
Facsimile:	[fax number]
Email:	[email address]

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

[address]

[address]

Facsimile:	[fax number]
Attention:	Mark Pflug; Matthew Rogers
Email:	[email address]

if to the Sponsor Group:

c/o Kohlberg Kravis Roberts & Co. L.P.

[address]

[address]

Attention:	Max Lin
Facsimile:	[fax number]
Email:	[email address]

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

[address]

[address]

Facsimile:	[fax number]
Attention:	Mark Pflug; Matthew Rogers
Email:	[email address]

if to a member of the Management Stockholder Group, to the applicable Management Stockholder at the address set forth on their respective signature pages hereto.

Any notice or other communication hereunder shall be deemed duly given (i) upon electronic confirmation of facsimile, (ii) one business day following the date sent when sent by overnight delivery and (iii) five (5) business days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid. Any Party may by notice given in accordance with this Section 13 designate another address or Person for receipts of notices hereunder.

14.            Successors, Assigns and Transferees.

The provisions of this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto, their permitted transferees, including the Permitted Transferees under Section 2 hereof, and their respective successors, each of which such transferees shall agree, in a writing in form and substance satisfactory to the Company, to become a Party hereto and be bound (subject to Section 25 hereof) to the same extent as its transferor hereby (including Sections 2 through 7 hereof); provided, that no member of the Management Stockholder Group may assign any of his, her or its rights hereunder other than in connection with a Transfer of Shares to a Permitted Transferee or other transferee in accordance with the provisions of this Agreement.

15.            Amendment and Waiver.

(a)            No failure or delay on the part of any Party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Parties hereto at law, in equity or otherwise.

(b)            Any amendment, supplement, modification or waiver of or to any provision of this Agreement shall be effective only if it is made or given in writing and signed by the Company, the Sponsor Group and, if adverse to the members of the Management Stockholder Group in more than a de minimis manner, the holders of a majority of the Shares then owned by such members of the Management Stockholder Groups. Any aforementioned amendment, supplement, modification, waiver or consent shall be binding upon the Company, the Sponsor Group and all members of the Management Stockholder Groups. The Company shall provide to each Management Member written notice of any amendment to this Agreement.

16.            Counterparts.

This Agreement may be executed in any number of counterparts (including via facsimile), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such Party.

17.            Non-Competition, Non-Solicitation, No-Hire and Confidentiality Covenants.

(a)            In consideration of the Company entering into this Agreement with the Management Stockholder, the Management Stockholder hereby covenants and agrees to the following:

(i)             During the term of the Management Stockholder’s employment with any member of the Company Group and for a period of one (1) year thereafter, the Management Stockholder may not, within the country in which the Management Stockholder’s principal office or work location with the Company Group was located on the date of Termination, whether as owner, manager, officer, director, employee or otherwise: (x) be engaged or employed by any entity that directly competes with the business of any member of the Company Group, to perform duties and responsibilities that are the same or substantially related to the duties and responsibilities that the Management Stockholder performed for the Company Group at any time during the twenty-four (24) months prior to the date of Termination; or (y) solicit the business of, or accept business from any Customer of any member of the Company Group on the date of Termination, unless the business being solicited or accepted is not in competition with or substantially similar to any member of the Company Group’s business. Ownership by the Management Stockholder of not more than one percent (1.0%) of the shares of any corporation having a class of equity securities actively traded on a national securities exchange shall not be deemed, in and of itself, to violate the prohibitions set forth in this Section 17(a)(i);

(ii)            During the term of the Management Stockholder’s employment with any member of the Company Group and for a period of two (2) years thereafter, the Management Stockholder may not directly or indirectly, solicit or induce (or attempt to solicit or induce) to leave the employ of any member of the Company Group for any reason whatsoever, any Person employed by any member of the Company Group at the time of (or within the six months prior to) the date of Termination; and

(iii)           During the term of the Management Stockholder’s employment with any member of the Company Group and for a period of two (2) years thereafter, the Management Stockholder may not directly or indirectly, employ or hire any Person employed by any member of the Company Group at the time of (or within the six months prior to) the date of Termination; and

(iv)           The Management Stockholder may not at any time make public, disclose, divulge, furnish, release, transfer, sell or otherwise make available to any Person any Confidential Information, or otherwise use or disclose it or allow it to be used or disclosed for any purpose, other than as may be permitted under this Agreement. Notwithstanding the foregoing, the Management Stockholder may disclose Confidential Information without violating this Agreement if (A) disclosure is required to comply with applicable law, a valid court order or any administrative law order or decree; (B) the Management Stockholder gives the Company advance written notice of the required disclosure so that the Company may, if it wishes, seek an appropriate protective order; (C) the Management Stockholder discloses only that portion of the information as is, based on the advice of the Management Stockholder’s counsel, legally required to be so disclosed, and (D) the Management Stockholder requests that any disclosed information be afforded confidential treatment to the greatest extent possible.

(v)            Nothing in this Agreement shall prohibit or impede the Management Stockholder from communicating, cooperating or filing a complaint or charge with any U.S. federal, state or local governmental or law enforcement branch, agency or entity including, without limitation, the Securities and Exchange Commission, the Occupational Safety and Health Administration, the Equal Employment Opportunity Commission, or the National Labor Relations Board (collectively, a “Governmental Entity”) with respect to possible violations of any U.S. federal, state or local law or regulation, or otherwise making disclosures to any Governmental Entity, in each case, that are protected under the whistleblower provisions of any such law or regulation; provided, that in each case such communications and disclosures are made in good faith and are consistent with applicable law. The Management Stockholder does not need the prior authorization of (or to give notice to) the Company Group regarding any such communication or disclosure. The Management Stockholder understands and acknowledges that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (A) in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of the law; or (B) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. The Management Stockholder understands and acknowledges further that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order. Notwithstanding the foregoing, under no circumstance is The Management Stockholder authorized to disclose any information covered by the Company Group’s attorney-client privilege or attorney work product without the prior written consent of the Board. Nothing in this Agreement shall affect The Management Stockholder’s rights to engage in concerted activity protected by Section 7 of the National Labor Relations Act (including participation with respect to any grievance, arbitration, charge, labor elections or organizing).

(vi)           The terms of Section 17(a) are subject to the terms provided in Appendix A hereto, as applicable.

(b)            The Management Stockholder specifically acknowledges and agrees that the provisions of this Section 17 are reasonable and necessary to protect the legitimate interests of the Company Group and that the Management Stockholder desires to agree to the provisions of this Section 17. In the event that (i) any of the provisions of this Section 17 should ever be held to exceed the time, scope or geographic limitations permitted by applicable law, it is the intention of the parties that such provision be reformed to reflect the maximum time, scope and geographic limitations that are permitted by law or (ii) the restrictions set forth in Section  17(a)(i), (ii) and/or (iii) would otherwise violate the applicable law of any jurisdiction in which a Management Stockholder resides, then the restrictions set forth in Section 17(a)(i), (ii) and/or (iii), in each case as modified by Appendix A hereto, shall be deemed not apply to such Management Stockholder and the remaining provisions of this Agreement and this Section 17 shall not be in any way impaired.

(c)            The Management Stockholder acknowledges and agrees that, owing to the special, unique and extraordinary nature of the matters covered by this Section 17, in the event of any breach by the Management Stockholder of any of the provisions hereof, the Company Group would suffer substantial and irreparable injury, which could not be fully compensated by monetary award alone, and the Company Group would not have adequate remedy at law. Therefore, the Management Stockholder agrees that, in such event, the Company Group will be entitled to temporary and/or permanent injunctive relief against the Management Stockholder, without the necessity of proving actual damages or of posting bond to enforce any of the provisions of this Section 17, and the Management Stockholder hereby waives the defenses, claims, or arguments that the matters are not special, unique, and extraordinary, that the Company must prove actual damages, and that the Company has an adequate remedy at law.

(d)            The Management Stockholder agrees to disclose this Section 17 and any related provisions to any of the Management Stockholder’s future employers for the purpose of providing notice of the post-employment restrictions contained herein. The Management Stockholder further agrees, upon the Company’s request, to inform the Company of the name and address of each subsequent employer that the Management Stockholder may have or any business with which the Management Stockholder may be involved, directly or indirectly, within the two (2)-year period following the date of Termination.

(e)            For the avoidance of doubt, the provisions of this Section 17 shall apply in addition to (and shall not be limited by the provisions of) any other confidentiality, non-competition, non-solicitation or similar covenants of the Management Stockholder pursuant to any employment, separation, consulting, or similar agreement or arrangement between such Management Stockholder and any member of the Company Group in effect from time to time, as the same shall be amended from time to time, such that the longest and broadest of such restrictions shall apply (without duplication).

18.            Specific Performance; Injunctive Relief.

The Parties hereto intend that each of the Parties hereto be given the right to seek damages or specific performance in the event that any other Party hereto fails to perform such Party’s obligations hereunder. Therefore, if any Party shall institute any action or proceeding to enforce the provisions hereof, any Party against whom such action or proceeding is brought hereby waives any claim or defense therein that the plaintiff Party has an adequate remedy at law.

19.            Headings; Interpretation.

The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. In this Agreement, unless the context otherwise requires, words in the singular number or in the plural number will each include the singular number and the plural number, words of the masculine gender will include the feminine and the neuter, and, when the sense so indicates, words of the neuter will refer to any gender, and the term “including” shall be construed to be expansive rather than limiting in nature and to mean “including, without limitation”,

20.            Severability.

If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

21.            Entire Agreement.

This Agreement, the Plan, any award agreements thereunder entered into between the Company and the Management Stockholders and the other documents referred to herein or delivered pursuant hereto contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. There are no agreements, representations, warranties, covenants or undertakings with respect to the subject matter hereof and thereof other than those expressly set forth herein and therein.

22.            Further Assurances.

Each of the Parties shall, and shall cause their respective Affiliates to, execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

23.            Governing Law.

All questions concerning the construction, validity, and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

24.            Consent to Jurisdiction; No Jury Trial.

Each of the Parties hereto submits to the jurisdiction of any state or federal court sitting in Delaware in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceedings may be heard and determined in any such court and hereby expressly submits to the personal jurisdiction and venue of such court for the purposes hereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Any and all service of process and any other notice in any such action, suit or proceeding will be effective against any Party if given as provided herein. Nothing herein contained will be deemed to affect the right of any Party to serve process in any manner permitted by law. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHERS IN ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

25.            Additional Management Stockholders.

Any Person that becomes party to a subscription agreement for Stock or Stock Equivalents or an Award Agreement (as defined in the Plan) after the date hereof may become a Party hereto and may become bound hereby by countersigning this Agreement (which shall not require the consent of any members of any Management Stockholder Group) or entering into a joinder agreement with the Company substantially in the form attached as Exhibit A to the Plan, agreeing to be bound by the terms hereof (or only specific sections hereof) in the same manner as the other members of the Management Stockholder Groups. Each such joinder agreement shall become effective upon its execution by the Company and such Person, and it shall not require the signature or consent of any other Party. Such supplemental agreement may modify some of the terms hereof as they affect such Person.

26.            Additional Members of Sponsor Group.

Each member of the Sponsor Group agrees that it will cause any other Person that becomes a member of the Sponsor Group after the date hereof to become a Party hereto and shall become bound hereby by countersigning this Agreement (which shall not require the consent of any members of any Management Stockholder Group) and agreeing to be bound by the terms hereof in the same manner as the other members of the Sponsor Group. Each such additional countersignature to this Agreement shall become effective upon its execution by such Person, and it shall not require the signature or consent of any other Party. If a Person ceases to be a member of the Sponsor Group, then such Person shall cease to have any rights or obligations hereunder; provided, that such Person shall remain liable for any breaches of this Agreement by it prior to the date it ceases to be a member of the Sponsor Group.

27.            United States Citizenship.

To the extent necessary for the Company and its subsidiaries to comply with the Foreign Ownership Limitations, each member of a Management Stockholder Group that is an entity, if a holder of Shares, shall exercise commercially reasonable efforts to remain or become a U.S. Citizen.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Amended and Restated Management Stockholders' Agreement on the date first written above.

GMR BUYER CORP.

By:	/s/ Nick Loporcaro
	Name:	Nick Loporcaro
	Title:	President & CEO

[Signature Page to Management Stockholders' Agreement]

KKR AMG AGGREGATOR L.P.

By: KKR AMG Aggregator GP LLC, its general partner

By:	/s/ Steven Codispoti
	Name:	Steven Codispoti
	Title:	Vice President, Finance

KKR AMG CO-INVEST L.P.

By: KKR AMG Co-Invest GP LLC, its general partner

By:	/s/ Steven Codispoti
	Name:	Steven Codispoti
	Title:	Vice President, Finance

KKR North America Fund XI (AMG) LLC

By: KKR AMG Managing Member LLC, its managing member

By:	/s/ Steven Codispoti
	Name:	Steven Codispoti
	Title:	Vice President, Finance

[Signature Page to Management Stockholders’ Agreement]

MANAGEMENT STOCKHOLDER

Name:

Address:

Facsimile:

Email:

☐	Check box if an “accredited investor”

[Signature Page to Management Stockholders’ Agreement]

Annex I

FORM OF CONSENT OF SPOUSE 1

Reference is made to the Amended and Restated Management Stockholders’ Agreement, signed by___________________________ (the “Management Stockholder”) and dated as of July 26, 2024 (the “Agreement”), among GMR Buyer Corp. (f/k/a Air Medical Buyer Corp.), a Delaware corporation, the Sponsor Group and the other parties listed on the signature pages thereto, as the same may be subsequently modified, supplemented or amended in accordance with its terms. Capitalized terms used but not otherwise defined herein will have the meanings set forth in the Agreement.

The undersigned is the spouse of the Management Stockholder and hereby acknowledges that s/he has read the attached Agreement and knows its content. The undersigned is aware that, by its provisions, his or her spouse agrees to sell all or a portion of his or her Shares, whether now owned or later acquired through the exercise of stock options or otherwise, including his or her community property interest therein, if any, upon the occurrence of certain events. The undersigned hereby consents to the sale, approves the provisions of the Agreement, and agrees that those Shares and his or her interest in them, if any, are subject to the provisions of the Agreement and that s/he will take no action at any time to hinder operation of the Agreement on those securities or his or her interest, if any, in them, and, to the extent required, will take any further action that is necessary to effectuate the provisions of the Agreement.

Name:

[1]	Every Management Stockholder who is resident of one of the community property states (which, as of the date of the Management Stockholders’ Agreement, included Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington and Wisconsin) to have his or her spouse, if any, execute and deliver this consent as of the date of the Management Stockholders’ Agreement, or, if later, the date such Management Stockholder becomes a party to the Management Stockholders’ Agreement.

I-1

Annex II

FORM OF ACKNOWLEDGMENT AND AGREEMENT

The undersigned wishes to receive from [                 ] (“Transferor”) [certain shares or certain options, warrants or other rights to purchase] [                 ] shares, par value $0.0001 per share, of Stock (the “Shares”) of GMR Buyer Corp. (f/k/a Air Medical Buyer Corp.), a Delaware corporation (the “Company”).

The Shares are subject to the Amended and Restated Management Stockholders’ Agreement, dated as of July 26, 2024 (the “Agreement”), among the Company, the Sponsor Group and the other parties listed on the signature pages thereto, as the same may be subsequently modified, supplemented or amended in accordance with its terms. The undersigned has been given a copy of the Agreement and afforded ample opportunity to read and to have counsel review it, and the undersigned is thoroughly familiar with its terms and conditions.

Pursuant to the terms of the Agreement, the Transferor is prohibited from transferring such Shares and the Company is prohibited from registering the transfer of the Shares unless and until a transfer is made in accordance with the terms and conditions of the Agreement and the recipient of such Shares acknowledges the terms and conditions of the Agreement and agrees to be bound thereby.

The undersigned wishes to receive such Shares and have the Company register the transfer of such Shares.

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Transferor to transfer such Shares to the undersigned and the Company to register such transfer, the undersigned does hereby acknowledge and agree that (i) he or she has been given a copy of the Agreement and afforded ample opportunity to read and to have counsel review it, and the undersigned is thoroughly familiar with its terms, (ii) the Shares are subject to the terms and conditions set forth in the Agreement and (iii) the undersigned does hereby agree fully to be bound thereby as a member of a “Management Stockholder Group” under the Agreement and hereby makes the representations and warranties set forth therein (except to the extent that such representations do not, by their nature, apply to the undersigned).

____________________________

Name:

This ______ day of _________, _____.

II-1

Appendix A

State-Specific Provisions for Section 17(a)2

CALIFORNIA

If the Management Stockholder is primarily a resident of, or primarily provides services in, California on the (i) date that the Management Stockholder is granted an Award or (ii) date of the Management Stockholder’s Termination:

(a)            Section 17(a)(i) shall not apply after the Management Stockholder’s Termination;

(b)            Section 17(a)(ii) shall only apply for one (1) year after the Management Stockholder’s Termination;

(c)            Section 17(a)(iii) shall not apply after the Management Stockholder’s Termination; and

(d)            The following sentence shall be added to Section 17(a)(v):

“Nothing in this Agreement prevents you from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful.”

(c)                 Notwithstanding anything in this Agreement to the contrary, Section 17 shall be governed by California law, without regard to principles of conflicts of law.

2 Note: To the extent there are any employees or individual service providers located in Canada, further additions to this Appendix A may be required for local law requirements.

COLORADO

If the Management Stockholder is primarily a resident of, or primarily provides services in, Colorado on the (i) date that the Management Stockholder is granted an Award or (ii) date of the Management Stockholder’s Termination:

(a)            Sections 17(a)(i)(y) and 16(a)(ii) shall not apply after the Management Stockholder’s Termination unless the Management Stockholder earns, as of the date of grant and the date on which enforcement is sought, an amount of annualized cash compensation equivalent or greater than $74,250 (which is the threshold amount for 2024 and represents 60% of Colorado’s “threshold amount for highly compensated workers,” which is subject to annual adjustments pursuant to Colorado law); and

(b)            Section 17(a)(i)(x) shall not apply after the Management Stockholder’s Termination unless the Management Stockholder earns, as of the date of grant of the Award and the date on which enforcement is sought, an amount of annualized cash compensation equivalent to or greater than $123,750 (which is the threshold amount for 2024 and represents 100% of Colorado’s “threshold amount for highly compensated workers,” which is subject to annual adjustments pursuant to Colorado law).

The Management Stockholder acknowledges that the Management Stockholder was provided a separate notice of the terms of the above-referenced restrictions at least fourteen (14) days before the earlier of (1) the effective date of this Agreement or (2) the date of grant of the Award, and shall execute the agreement attached hereto as Exhibit 1.

DISTRICT OF COLUMBIA

If the Management Stockholder is a “covered employee,” as defined by the District of Columbia’s Ban on Non-Compete Agreements Amendment Act of 2020 (as amended):

(a)            Section 17(a)(i)(x) shall not apply after the date of the Management Stockholder’s Termination; and

(b)            During the Management Stockholder’s employment, Section 17(a)(i)(x) shall apply only to the extent permitted by District of Columbia law.

A “covered employee” is an individual who performs work for pay in the District of Columbia for an employer and who is not a “highly compensated employee,” and (i) spends (or, for new hires, is reasonably anticipated to spend) more than 50% of his or her work time for the employer working in the District of Columbia, or (ii) whose employment for the employer is or will be based in the District of Columbia and the employee regularly spends (or, for new hires, is reasonably anticipated to spend) a substantial amount of his or her work time for the employer in the District of Columbia and no more than 50% of his or her work time for such employer in another jurisdiction. The term “covered employee” does not include partners in a partnership.

A “highly compensated employee” is an employee who earns or is reasonably expected to earn from his or her employer compensation greater than or equal to $154,200 in a consecutive twelve (12)-month period (which is the threshold amount for 2024 and is adjusted annually for inflation based on adjustments to the Consumer Price Index for All Urban Consumers, in the Washington Metropolitan Statistical Area, as published by the Bureau of Labor Statistics Urban Consumers, in the Washington Metropolitan Statistical Area, as published by the Bureau of Labor Statistics of the US Department of Labor).

If the Management Stockholder is a “highly compensated employee”:

(a)            Section 17(a)(i)(x) shall only apply for one (1) year after the Management Stockholder’s Termination; and

(b)            The Management Stockholder is provided with the following notice, at least fourteen (14) days prior to the execution of the Agreement:

The District of Columbia’s Ban on Non-Compete Agreements Amendment Act of 2020 limits the use of non-compete agreements. It allows employers to request non-compete agreements from highly compensated employees, as that term is defined in the Ban on Non-Compete Agreements Amendment Act of 2020, under certain conditions. The Company has determined that you are a highly compensated employee. For more information about the Ban on Non-Compete Agreements Amendment Act of 2020, contact the District of Columbia Department of Employment Services (DOES).

GEORGIA

If the Management Stockholder is primarily a resident of, or primarily provides services in, Georgia on the (i) date that the Management Stockholder is granted an Award or (ii) date of the Management Stockholder’s Termination, Section 17(a)(i)(x) shall not apply after the Management Stockholder’s Termination unless the Management Stockholder (1) customarily and regularly solicits customers or prospective customers for his or her employer; (2) customarily and regularly engages in making sales or obtaining orders or contracts for products or services to be performed by others; (3) has the authority to hire or fire other employees or particular weight is given to the Management Stockholder’s suggestions and recommendations as to the hiring, firing, advancement, promotion, or any other change of status of other employees; or (4) performs the duties of a “key employee” or professional.

A “key employee” is someone with “a high level of notoriety, fame, reputation, or public persona as the employer’s representative or spokesperson or has gained a high level of influence or credibility with the employer’s customers, vendors, or other business relationships or is intimately involved in the planning for or direction of the business of the employer or a defined unit of the business of the employer. Such term also means an employee in possession of selective or specialized skills, learning, or abilities or customer contacts or customer information who has obtained such skills, learning, abilities, contacts, or information by reason of having worked for the employer.”

IDAHO

If the Management Stockholder is primarily a resident of, or primarily provides services in, Idaho on the (i) date that the Management Stockholder is granted an Award or (ii) date of the Management Stockholder’s Termination:

(a)            Section 17(a)(i)(x) shall not apply after the Management Stockholder’s Termination unless the Management Stockholder is a “key employee” or “key independent contractor”; and

(b)            Section 17(a)(i)(x) shall be limited after the Management Stockholder’s Termination to direct competition.

A “key employee” and “key independent contractor” is someone who, by reason of the employer’s investment of time, money, trust, exposure to the public, or exposure to technologies, intellectual property, business plans, business processes and methods of operation, customers, vendors or other business relationships during the course of employment, have gained a high level of inside knowledge, influence, credibility, notoriety, fame, reputation or public persona as a representative or spokesperson of the employer and, as a result, have the ability to harm or threaten an employer’s legitimate business interests.

ILLINOIS

If the Management Stockholder is primarily a resident of, or primarily provides services in, Illinois on the (i) date that the Management Stockholder is granted an Award or (ii) date of the Management Stockholder’s Termination:

(a)            Sections 17(a)(i)(y) and 17(a)(ii) shall not apply the Management Stockholder’s Termination unless the Management Stockholder’s actual or expected annual rate of “earnings” (as defined by Illinois law) exceeds $45,000 per year (which is the threshold amount through the end of 2026, after which this amount will increase in $2,500 increments in each of 2027, 2032, and 2037, with $52,500 as the minimum threshold amount in 2037); and

(b)            Section 17(a)(i)(x) shall not apply after the Management Stockholder’s Termination unless the Management Stockholder’s actual or expected annual rate of “earnings” (as defined by Illinois law) exceeds $75,000 per year (which is the threshold amount through the end of 2026, after which this amount will increase in $5,000 increments in each of 2027, 2032, and 2037, with $90,000 as the minimum threshold amount in 2037).

LOUISIANA

If the Management Stockholder is primarily a resident of, or primarily provides services in, Louisiana on the (i) date that the Management Stockholder is granted an Award or (ii) date of the Management Stockholder’s Termination, then:

within the State of Louisiana, Section 17(a)(i)(x) shall apply in, and the definition of “Restricted Area” shall apply to, the following parishes municipalities, or parts thereof, so long as the Company Group continues to carry on business therein, and outside of Louisiana shall not be limited except as provided in Appendix A:

Acadia Parish, Allen Parish, Ascension Parish, Assumption Parish, Avoyelles Parish, Beauregard Parish, Bienville Parish, Bossier Parish, Caddo Parish, Calcasieu Parish, Caldwell Parish, Cameron Parish, Catahoula Parish, Claiborne Parish, Concordia Parish, DeSoto Parish, East Baton Rouge Parish, East Carroll Parish, East Feliciana Parish, Evangeline Parish, Franklin Parish, Grant Parish, Iberia Parish, Iberville Parish, Jackson Parish, Jefferson Parish, Jefferson Davis Parish, Lafayette Parish, Lafourche Parish, LaSalle Parish, Lincoln Parish, Livingston Parish, Madison Parish, Morehouse Parish, Natchitoches Parish, Orleans Parish, Ouachita Parish, Plaquemines Parish, Pointe Coupee Parish, Rapides Parish, Red River Parish, Richland Parish, Sabine Parish, St. Bernard Parish, St. Charles Parish, St. Helena Parish, St. James Parish, St. John the Baptist Parish, St. Landry Parish, St. Martin Parish, St. Mary Parish, St. Tammany Parish, Tangipahoa Parish, Tensas Parish, Terrebonne Parish, Union Parish, Vermilion Parish, Vernon Parish, Washington Parish, Webster Parish, West Baton Rouge Parish, West Carroll Parish, West Feliciana Parish, and Winn Parish.

MAINE

If the Management Stockholder is primarily a resident of, or primarily provides services in, Maine on the (i) date that the Management Stockholder is granted an Award or (ii) date of the Management Stockholder’s Termination:

(a)            Section 17(a)(i)(x) shall not apply after the Management Stockholder’s Termination unless the Management Stockholder earns wages equal to, or greater than, 400% of the federal poverty level; and

(b)            The terms of Section 17(a)(i)(x), with respect to the post-Termination restricted period described in Section 17(a)(i), shall not take effect until the later of (i) one (1) year after the commencement of the Management Stockholder’s employment or (ii) six (6) months after the Management Stockholder executes this Agreement.

MARYLAND

If the Management Stockholder is primarily a resident of, or primarily provides services in, Maryland on the (i) date that the Management Stockholder is granted an Award or (ii) date of the Management Stockholder’s Termination, Section 17(a)(i)(x) shall not apply after the Management Stockholder’s Termination unless the Management Stockholder earns wages equal to, or greater than, 150% of the state minimum wage.

MASSACHUSETTS

If the Management Stockholder is, and has been for at least thirty (30) days immediately preceding the Management Stockholder’s Termination, a resident of, or primarily providing services in, the Commonwealth of Massachusetts:

(a)            Section 17(a)(i)(x) shall not apply after the Management Stockholder’s Termination if such Termination is without Cause (as modified by this Massachusetts supplement);

(b)            The Company Group, at its discretion, including based on a determination by the Company Group, in its discretion, that additional consideration is required by Massachusetts law to render Section 17(a)(i)(x) enforceable, may elect to enforce such covenant by making garden leave payments to the Management Stockholder during the post-Termination period (but for no more than twelve (12) months following such Termination) at a rate of up to 50% of the highest annualized base salary or service fees, as applicable, paid to the Management Stockholder by the Company Group within the two (2)-year period preceding such Termination (“Garden Leave Payments”). Any Garden Leave Payments paid to the Management Stockholder pursuant to this Massachusetts supplement may be reduced based on consideration of the Fair Market Value of the Award granted to the Management Stockholder and determined in good faith by the Company Group as of such Termination or by (or may reduce and not be in addition to) any severance or separation pay that the Management Stockholder is otherwise entitled to receive from any member of the Company Group pursuant to an agreement, plan, or otherwise;

(c)            The Company Group, in its sole discretion, may elect at any time prior to the Management Stockholder’s Termination, or on such later date to the extent permitted by applicable law, to waive the restrictions set forth in Section 17(a)(i)(x), upon which such waiver shall automatically terminate the Company Group’s obligations to compensate the Management Stockholder under Section (b) of this Massachusetts supplement. In such event, the Management Stockholder shall have no further obligations under Section 17(a)(i)(x). Such waiver shall be in writing, and shall have no effect on the Management Stockholder’s obligations under the remainder of Section 17(a), which shall continue in full force and effect in all respects. The Management Stockholder acknowledges and agrees that nothing in this Section (c) gives the Management Stockholder an election as to compliance with Section 17(a)(i)(x);

(d)            For purposes of enforcement of Section 17(a)(i)(x) (and no other provision of this Agreement or the Plan), “Cause” shall include any good faith determination by the Company Group that the Management Stockholder has significantly underperformed in providing services to the Service Recipient;

(e)            The Management Stockholder acknowledges and agrees that the benefits provided by the Agreement and the Garden Leave Payments (where applicable) constitute sufficient mutually agreed-upon consideration for Section 17(a)(i)(x);

(f)             The Management Stockholder’s agreement to the non-competition covenant in Section 17(a)(i)(x) shall be effective upon the later of the Management Stockholder’s (i) acceptance of the Award or (ii) the date that is ten (10) business days after the Management Stockholder was provided with notice of the non-competition agreement; and

(g)           The Management Stockholder acknowledges and agrees that he or she was informed of his or her right to consult with an attorney before signing this Agreement, and that the Management Stockholder has been advised to consult with an attorney with regard to the terms of the restrictive covenants provided in this Agreement prior to entering into this Agreement.

MINNESOTA

If the Management Stockholder is primarily a resident of, or primarily provides services in, Minnesota on the (i) date that the Management Stockholder is granted an Award or (ii) date of the Management Stockholder’s Termination, Section 17(a)(i)(x) shall not apply after the Management Stockholder’s Termination.

NEVADA

If the Management Stockholder is primarily a resident of, or primarily provides services in, Nevada on the (i) date that the Management Stockholder is granted an Award or (ii) date of the Management Stockholder’s Termination:

(a)            Section 17(a)(i)(x), shall not apply after the Management Stockholder’s:

(i)             in territories in which the Company Group has not established customer contracts or goodwill or undertaken concrete steps to establish operations; or

(ii)            to prevent the Management Stockholder from providing services to a former customer or client of Company Group so long as (1) the Management Stockholder did not solicit the former customer or client, (2) the customer or client voluntarily left and sought the Management Stockholder’s services and (3) the Management Stockholder has otherwise complied with the provisions of Section 17(a)(i)(x) with respect to time, geographic area and scope of restrained activity.

(b)            If the Management Stockholder’s Termination was part of a reduction of force, reorganization or similar restructuring of the Company Group, Section 17(a)(i)(x) shall only apply during the post-Termination restricted period provided therein to the extent the Company Group pays the Management Stockholder’s salary, benefits or equivalent compensation, including severance pay, if any, for such post-Termination restricted period.

NEW HAMPSHIRE

If the Management Stockholder is primarily a resident of, or primarily provides services in, New Hampshire on the (i) date that the Management Stockholder is granted an Award or (ii) date of the Management Stockholder’s Termination, Section 17(a)(i)(x) shall not apply after the Management Stockholder’s Termination if the Management Stockholder earns an hourly rate that is less than or equal to (i) 200% of the federal minimum wage or (ii) 200% of the tipped minimum wage pursuant to New Hampshire law.

NORTH DAKOTA

If the Management Stockholder is primarily a resident of, or primarily provides services in, North Dakota on the (i) date that the Management Stockholder is granted an Award or (ii) date of the Management Stockholder’s Termination:

(a)            Section 17(a)(i)  shall not apply after the Management Stockholder’s Termination; and

(b)            Section 17(a)(ii) shall only apply after the Management Stockholder’s Termination to the extent permitted by applicable North Dakota law.

OKLAHOMA

If the Management Stockholder is primarily a resident of, or primarily provides services in, Oklahoma on the (i) date that the Management Stockholder is granted an Award or (ii) date of the Management Stockholder’s Termination:

(a)            During the post-Termination restricted period, Section 17(a)(i)(y) shall be limited to restricting direct solicitation of established customers or clients of the Company Group; and

(b)            Section 17(a)(i)(x) shall not apply after the Management Stockholder’s Termination.

OREGON

If the Management Stockholder is primarily a resident of, or primarily provides services in, Oregon on the (i) date that the Management Stockholder is granted an Award or (ii) date of the Management Stockholder’s Termination:

(a)            Section 17(a)(i)(x) shall not apply after the Management Stockholder’s Termination, unless:

(i)             the Award was granted in connection with either (A) a written employment offer that provided, at least two (2) weeks’ notice before the first day of employment, that a non-competition agreement was required or (B) the Management Stockholder’s subsequent bona fide promotion; and

(ii)            the Management Stockholder’s total annual compensation, including commissions, as of the Management Stockholder’s Termination, exceeds $113,241 (which is the threshold amount for 2024 and subject to annual adjustments for inflation based on adjustments to the Consumer Price Index for All Urban Consumers, West Region (All Items), as published by the Bureau of Labor Statistics of the US Department of Labor), unless the Company Group provides the Management Stockholder compensation during the post-Termination restricted period in an amount equal to the greater of 50% of the Management Stockholder’s annual gross base salary and commissions as of the Management Stockholder’s Termination or 50% of $113,241 (which is the threshold amount for 2024 and subject to annual adjustments pursuant to Oregon law as described in this provision) during the post-employment portion of the restricted period.

(b)            The Company will provide the Management Stockholder with a signed copy of this Agreement (including this Appendix A) within thirty (30) days following the Management Stockholder’s Termination.

RHODE ISLAND

If the Management Stockholder is primarily a resident of, or primarily provides services in, Rhode Island on the (i) date that the Management Stockholder is granted an Award or (ii) date of the Management Stockholder’s Termination, Section 17(a)(i)(x) shall not apply after the Management Stockholder’s Termination if the Management Stockholder’s average annual earnings (as defined by Rhode Island law) are less than, or equal to, 250% of the federal poverty level for individuals as established by the United States Department of Health and Human Services federal poverty guidelines.

VIRGINIA

If the Management Stockholder is primarily a resident of, or primarily provides services in, Virginia on the (i) date that the Management Stockholder is granted an Award or (ii) date of the Management Stockholder’s Termination:

(a)            Section 17(a)(i)(x) shall not apply after the Management Stockholder’s Termination if the Management Stockholder is considered a “low-wage employee”, which is defined as anyone earning, over a rolling fifty-two (52)-week period preceding the Management Stockholder’s Termination, less than Virginia’s average weekly wage, which for the first quarter of 2024 was equivalent to approximately $73,320. A low-wage employee does not include an employee whose earnings are derived, in whole or in predominant part, from sales commissions, incentives, or bonuses; and

(b)            Section 17(a)(i) shall not prohibit the Management Stockholder from providing services to the Company Group’s customers or clients after the Management Stockholder’s Termination if the Management Stockholder does not initiate contact with or solicit such customer or client, to the extent required by Virginia law.

WASHINGTON

If the Management Stockholder is primarily a resident of, or primarily provides services in, Washington on the (i) date that the Management Stockholder is granted an Award or (ii) date of the Management Stockholder’s Termination:

(a)            Unless the Management Stockholder’s annualized “earnings” (as defined by Washington law) from the Company Group exceed $120,560 per year (which is the threshold amount for 2024 and subject to annual adjustments pursuant to Washington law), (1) Section 17(a)(i)(x) shall not apply after the Management Stockholder’s Termination, and (2) Section 17(a)(i)(y) shall only apply to current Customers; and

(b)            If the Management Stockholder’s Termination is a result of a layoff, should any member of the Company Group choose to enforce the provisions of Section 17(a)(i)(x), then the Company Group shall pay the Management Stockholder compensation equivalent to the Management Stockholder’s base salary as of such Termination, minus any severance or other compensation paid by the Company Group and any compensation the Management Stockholder earns through subsequent non-competitive employment, during the post-Termination restricted period.

WISCONSIN

If the Management Stockholder is primarily a resident of, or primarily provides services in, Wisconsin on the (i) date that the Management Stockholder is granted an Award or (ii) date of the Management Stockholder’s Termination, Section 17(a)(iv) shall remain in effect until three (3) years following the Management Stockholder’s Termination with respect to Confidential Information that is not a trade secret, and, with respect to trade secrets, for as long as the information is a trade secret.

Exhibit 1 to Appendix A

NOTICE TO COLORADO PARTICIPANTS

The Amended and Restated Management Stockholders’ Agreement offered by GMR Buyer Corp. (f/k/a Air Medical Buyer Corp.), a Delaware corporation (the “Company”) to you, dated July 26, 2024 (the “Agreement”), contains non-competition covenants in Sections 17(a)(i), 17(a)(ii) and 17(a)(iii) of the Agreement attached as Exhibit A3 hereto (including Appendix A thereto), which could restrict your options for subsequent employment following the date of your termination of employment with the Company Group.

Please sign the acknowledgement where indicated below, and return the signed copy to the Company.

Date:
[Name]

3 Note: The form A&R Management Stockholders’ Agreement to be attached as Ex. A to each notice.